Exhibit 10.10

FEE WAIVER AGREEMENT

AMPLIFY COMMODITY TRUST

FEE WAIVER AGREEMENT, effective as of January 30, 2024, by and between Amplify Investments LLC (“Amplify”) and Breakwave Advisors LLC (“Breakwave”).

WHEREAS, ETF Managers Capital LLC (“ETFMC”) and Breakwave entered into a Licensing and Services Agreement, dated March 1, 2018 (the “LSA Agreement”), pursuant which Breakwave provides services as the commodity trading adviser to the Breakwave Tanker Shipping ETF (the “Fund”), a series of Amplify Commodity Trust (the “Trust”), for compensation based on the value of the average daily net assets of the Fund (the “LSA Fees”); and

WHEREAS, Amplify, ETFMC and Breakwave entered into an Assignment and Assumption Agreement dated January 19, 2024, by which the LSA Agreement was transferred from ETFMC to Amplify.

WHEREAS, Amplify and Breakwave have determined that it is appropriate and in the best interests of the Fund and its shareholders to maintain the expenses of the Fund, and, therefore, have entered into this Fee Waiver Agreement (the “Agreement”), in order to maintain the expense ratio of the Fund at the level specified in Section 1.3 hereto; and

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged the parties hereto agree as follows:

1.	Fee Waiver.

1.1 APPLICABLE EXPENSE LIMIT. Breakwave shall waive such portion of the LSA Fees as is necessary to reduce the aggregate expenses of every character incurred by the Fund in any fiscal year, including but not limited to, fees payable to Breakwave (but excluding brokerage fees, interest expenses, and extraordinary expenses) (“Fund Operating Expenses”) to the Operating Expense Limit, as defined in Section 1.3 below. For the avoidance of doubt, in no event shall Breakwave be responsible for waiving its fee or reimbursing Fund expenses in excess of the fee Breakwave receives under the LSA Agreement in any fiscal year.

1.2 RECOUPMENT OF EXPENSES. Any LSA Fees waived by Breakwave are subject to reimbursement to Breakwave whenever Fund Operating Expenses are below the Operating Expense Limit, as defined in Section 1.3 below. However, no repayment will be made if such repayment causes the Fund Operating Expenses after the repayment to exceed either (i) the Operating Expense Limit in place at the time such amounts were waived, or (ii) the Fund’s then current Operating Expense Limit. Such reimbursement is limited to three years from the date the amount is initially waived by Breakwave.

1.3 OPERATING EXPENSE LIMIT. The maximum Operating Expense Limit in any year with respect to the Fund shall be 3.50% of the average daily net assets of the Fund.

2.	Term and Termination of Agreement.

This Agreement shall continue in effect through December 31, 2024, and from year to year thereafter at the option of Amplify. This Agreement shall terminate automatically upon the termination of the LSA Agreement.

3.	Miscellaneous.

3.1 CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions thereof or otherwise affect their construction or effect.

3.2 INTERPRETATION. Nothing herein contained shall be deemed to require the Fund to take any action contrary to the Trust’s Declaration of Trust and Trust Agreement, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound.

3.3 DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to, the advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the LSA Agreement or the Fund’s current registration statement, shall have the same meaning as and be resolved by reference to such LSA Agreement or registration statement.

3.4 AMENDMENT. This Agreement may not be amended or modified in any manner except by written agreement executed by Amplify and Breakwave.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, effective as of the day and year first above written.

Amplify Investments LLC

By:
Name:	David F. Wilding
Title:	Chief Operating Officer
Breakwave Advisors LLC

Breakwave Advisors LLC

By:
Name:	Jack Kartsonas
Title:	Managing Partner